JOINT VENTURE AGREEMENT

THIS JOINT VENTURE AGREEMENT (the "Agreement") is made and entered into as of this H number --1 day of [. month —], [—' year --] by and between BioCube, Inc., a corporation organized under the laws of the State of Nevada, ("BICB") and IUT Medical GmbH, a corporation organized under the laws of Germany ("IUT"), (collectively, the "Parties").

RECITALS

WHEREAS, BICB has approached IUT regarding the use and distribution of its certain device for detecting use of marijuana in breath (the "BT Device") and other products manufactured and distributed by IUT within the United States and Canada (the "Other IUT Products");

WHEREAS, BICB and its management have certain experience in the successful business, management and operations of US based public companies with a focus on technologies;

WHEREAS, IUT has certain experience in research, development and manufacturing chemical analytic sensors and devices;

WHEREAS, the Parties have established a mutual interest in developing a worldwide manufacturing and distribution company under the name IUT Technologies Inc, properly suffixed according to the laws of the state of New Jersey in accordance with the structure determined from their efforts and obligations under the Joint Venture Agreement ("IUT Group", generally). The Purpose of the IUT Group shall consist of two (2) elements. In regards to the BT Devices, IUT Group shall be the exclusive worldwide licensor and distributor for all any and all products focused on the detection and sensory capacity as it relates to THC and marijuana generally. For all other products of IUT, the IUT Group shall be the exclusive distributor for products in the United States and Canada; and

WHEREAS, the Parties desire to enter into this Agreement pursuant to which they will form a Joint Venture, whereby each Party shall retain a share of ownership in an entity or entities, the structure of which shall be a product of the Parties' efforts under a the Joint Venture Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and obligations contained herein and intending to be legally bound hereby, the Parties agree as follows:

1. Consideration and Costs

a.

As consideration for the obligations and efforts of BICB, IUT agrees to provide intellectual property and knowhow under certain exclusive worldwide license as well as worldwide distribution rights for BT Devices and associated products.

b.

As consideration for the obligations and efforts of IUT, BICB agrees to issue

exactl million currently tra	2,bootOOD (1,000,000) restricted shares of BICB common stock, of BICB:OTCQB.

c.

It is agreed and understood that any and all initial costs and expenses allocated to formation of Joint Venture shall be the responsibility of BICB.

d.

Until such time that a formal entity is formed, all accounting and invoicing shall be the responsibility of IUT.

2. Term and Termination

a.

The Parties hereby agree that the term of this Agreement shall be indefinite.

b.

The Parties hereby understand and agree that the nature of this Joint Venture shall be intended to be long term and for an indefinite period. As such, any act that shall cause this relationship to terminate may not have equitable remedy at law and the calculations of damages may be difficult to ascertain at this moment. Pursuant to this Section II(B), therefore the Parties do hereby agree to liquidated damages to be determined by a court of proper jurisdiction.

3. Performance

The Parties understand and agrees that rights and privileges described herein are conditional upon satisfactory performance of the following minimum obligations:

a. The creation of a formal business plan, including, but not limited to, the following:

i.

A name for the entity;

ii.

Opening an office;

iii.

Corporate structure;

iv.

Ownership structure of the Parties as founders;

v.

Compiling and auditing of financial reports;

vi.

Budgeting and pro forma projections;

vii.

Investment analysis;

viii.

Subsidiary holdings and structure;

ix.

Plan of Operations

b.

The formal creation of an entity, the IUT Group, in a corpoorate structure best suited for the goals of the Parties and the TUT Group;

c.

Secure licensing and distribution rights to be held by IUT Group;

d.

Pursuit of potential investors at various levels and timelines of entry; and

e.

The creation of a formal offering document in the form of a Form S-1 to be filed with the Securities and Exchange Commission;

4. Responsibilities

a. BICB hereby agrees to provide:

i.

Creation and initial structuring of the IUT Group entity.

ii.

Their efforts to create the overall concept of the IUT Group structure and business.

iii.

Their efforts in developing concepts for IUT Group marketing and distribution plans.

iv.

Their efforts in managing legal, accounting, and other professional services on behalf of the Joint Venture and IUT Group.

v.

Their efforts and expertise as it relates to operating a publicly traded US company.

b. IUT hereby agrees to provide:

i.

Intellectual property and know-how as it relates to the BT Device, including maintaining valid patents and intellectual property claims as they apply to BT Devices.

ii.

Training and educating IUT Group personal group on BT Devices, their uses, and applications.

iii.

Improvements and enhancements related to maintaining a commercial viable product in the BT Device.

iv.

All marketing, sales and promotional material as it relates to Other IUT Products or at a minimum, information for IUT Group to create its own;

v.

Manufacturing and products sufficient to meet the expected demand of Other IUT Products.

c. The Parties understand and agree that the roles and responsibilities as stated under this Paragraph 4 are intended are general responsibilities. As most efforts will require a joint effort, neither Party shall allow the description of roles and responsibilities to any way hamper or provide justification for failing to provide joint efforts where required.

5.

Creation of an Entity

a.

The Parties do hereby agree to create a corporate entity under the jurisdiction of the state of New Jersey for any valid business purpose, in form determined best suited for the purpose of fulfilling the intent of this Joint Venture Agreement.

b.

Initial ownership shall be based upon a net allocation of 51% to BICB and 49% to IUT or its assigns.

c.

The entity shall be the signatory and leaseholder on any office space procured pursuant the terms and intent of this Join Venture.

6. Representations and Warranties

a. BICB represents and warrants to IUT the following:

i.

All documents and representation regarding BICB's experience, holdings, and expertise are true and accurate.

ii.

BICB has not committed any act or omission that would give rise to any valid claim relating to a brokerage commission, finder's fee, or other similar payment, related to or resulting from the performance of this Agreement.

iii.

BICB represents and warrants that it is financially self sufficient to operate and fulfill its responsibilities under the terms of this Agreement;

iv.

This Agreement has been duly executed by BICB and constitutes a legal and binding obligation of BICB, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy and insolvency, by other laws affecting the rights of creditors generally, and by equitable remedies granted by a court of competent jurisdiction;

v.

BICB is ready, willing and able, (financially and otherwise), to consummate the transactions contemplated by this Agreement and has the financial ability to consummate such transactions.

vi.

BICB has no knowledge that any representation or warranty given by BICB in this Agreement is inaccurate or false.

vii.

BICB warrants to IUT that each of the representations and warranties made by BICB is accurate and not misleading at the date of Closing. BICB acknowledges that IUT is entering into this Agreement in reliance on each warranty and representation.

viii.

BICB's representations and warranties will survive Closing. b. IUT represents and warrants to BICB the following:

i.

All documents and representation regarding BICB's experience, holdings, and expertise are true and accurate.

ii.

IUT holds all rights of any and all intellectual property related to the BT Devices and Other IUT Products, including, but not limited to, all patents, designs, logos, trademarks, and names, free and clear of any claims, liens, or encumbrances otherwise.

iii.

IUT has not committed any act or omission that would give rise to any valid claim relating to a brokerage commission, finder's fee, or other similar payment, related to or resulting from the exchanges occurring upon execution of this Agreement.

iv.

IUT represents and warrants that it is financially self sufficient to operate and fulfill its responsibilities under the terms of this Agreement;

v.

This Agreement has been duly executed by IUT and constitutes a legal and binding obligation of IUT, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy and insolvency, by other laws affecting the rights of creditors generally, and by equitable remedies granted by a court of competent jurisdiction;

vi.

IUT has no knowledge that any representation or warranty given by BICB in this Agreement is inaccurate or false;

vii.

IUT warrants to BICB that each of the representations and warranties made by IUT is accurate and not misleading at the date of Closing. IUT acknowledges that BICB is entering into this Agreement in reliance on each warranty and representation;

viii.

IUT's representations and warranties will survive Closing.

7.

Transactions Permitted by Applicable Laws; Legal Investment

This Joint Venture Agreement (a) shall not be prohibited by any applicable law or governmental regulation, (b) shall not subject either party to any penalty or, in each party's reasonable judgment, other onerous condition under or pursuant to any applicable law or governmental regulation, and (c) shall be permitted by the laws and regulations of the place of performance.

8.

Execution

Subject to the provisions of this Agreement, this Agreement shall be deemed executed upon the date of the last counterpart Party's execution of this Agreement (the "Execution").

9.

Conditions Precedent to the Obligations of the Parties to Execute a. Conditions Precedent to IUT's Obligations to Execute

IUT's obligation to consummate the transactions contemplated by this Agreement is subject to the fulfillment (or waiver by IUT) before or at the Execution of each of the following conditions:

i.

Accuracy of Representations and Warranties

The representations and warranties of BICB contained in this Agreement and all related documents shall be true and correct at and as of the Execution as though such representations and warranties were made on that date.

ii.

Performance of Covenants

BICB shall have in all respects performed and complied with all covenants, agreements, and conditions that this Agreement requires, and with all other related documents to be performed or complied with prior to or on the Execution.

iii.

No Casualty

Prior to the Execution, BICB shall not have incurred, or be threatened with, a material liability or casualty that would materially impair the value of contribution necessary to consummate this transaction.

iv.

Litigation

No action, suit, proceeding, or investigation shall have been instituted before any court or governmental body, or instituted by any governmental agency, to restrain or prevent the carrying out of the transactions contemplated by this Agreement or that might affect

IUT's right to own and operate business related to the fUT Group after the Execution.

v.

Consents

BICB shall have obtained in writing all consents necessary or desirable to consummate or facilitate consummation of this Agreement and any related transactions.

vi.

Other Documents and Instruments

IUT shall have received any other documents and instruments as it may reasonably request.

vii.

Indemnification

BICB shall defend, indemnify, and hold harmless IUT, and their respective successors and assigns from and against any and all costs, losses, claims, suits, actions, assessments, diminution in value, liabilities, fines, penalties, damages (compensatory, consequential, and other), and expenses (including reasonable legal fees) in connection with or resulting from:

1.

Any inaccuracy in any representation or breach of any representation or warranty of BICB contained in this Agreement;

2.

BICB's failure to perform or observe in full, or to have performed or observed in full, any covenant, agreement, or condition to be performed or observed by BICB under this Agreement or any Related Agreement.

b. Conditions Precedent to BICB' Obligations to Execute

BICB's obligation to consummate the transactions contemplated by this Agreement is subject to the fulfillment (or waiver by BICB) before or at the Execution of each of the following conditions:

i.

Accuracy of Representations and Warranties

The representations and warranties of IUT contained in this Agreement and all related documents shall be true and correct at and as of the Execution as though such representations and warranties were made on that date.

ii.

Performance of Covenants

IUT shall have in all respects performed and complied with all covenants, agreements, and conditions that this Agreement requires, and with all other related documents to be performed or complied with prior to or on the Execution.

iii.

No Casualty

Prior to the Execution, IUT shall not have incurred, or be threatened with, a material liability or casualty that would materially impair the value of its assets, specifically business operations necessary to consummate this transaction.

iv.

Litigation

No action, suit, proceeding, or investigation shall have been instituted before any court or governmental body, or instituted by any governmental agency, to restrain or prevent the carrying out of the transactions contemplated by this Agreement or that might affect BICB's right to own and operate business related to the IUT Group after the Execution.

v.

Consents

IUT shall have obtained in writing all consents necessary or desirable to consummate or facilitate consummation of this Agreement and any related transactions.

vi.

Other Documents and Instruments

BICB shall have received any other documents and instruments as it may reasonably request.

vii.

Indemnification

IUT shall defend, indemnify, and hold harmless BICB, and their respective successors and assigns from and against any and all costs, losses, claims, suits, actions, assessments, diminution in value, liabilities, fines, penalties, damages (compensatory, consequential, and other), and expenses (including reasonable legal fees) in connection with or resulting from:

1.

Any inaccuracy in any representation or breach of any representation or warranty of IUT contained in this Agreement;

2.

IUT's failure to perform or observe in full, or to have

performed or observed in full, any covenant, agreement, or condition to be performed or observed by IUT under this Agreement or any Related Agreement.

10. Confidential Information

a.

Either Party may provide the other with proprietary and confidential information pursuant to the terms of this Agreement. In consideration of such disclosures, the Parties hereby agree as follows:

b.

"Confidential Information" shall mean any and all financial or customer information, marketing, product, service or business information, patent applications, proprietary data, trade secrets, know-how, technology, and any other proprietary information relating to the past, present or future research, development and business of the Disclosing Party. Examples of Confidential information include, but are not limited to: discoveries; concepts; designs; drawings; specifications; techniques; instructions; samples; models; data; technical manuals; diagrams; research and development materials; processes; procedures; know-how; marketing techniques and/or materials; marketing and/or development plans; business plans; customer names and other information related to customers; price lists; pricing policies; and financial information.

c.

This Agreement does not grant any right or license, express or implied, to the Receiving Party to use Confidential Information except for the purpose of this Agreement, nor any right or license, express or implied, under any patent, patent application, trade-secret, or know-how, nor any right to purchase, distribute or sell any product, nor any other right not expressly granted herein.

d.

Both Parties agree that it shall hold in confidence, for an indefinite period, the Confidential Information disclosed to the Receiving Party by the Disclosing Party; and shall exercise reasonable care to prevent its disclosure to any third Party not contemplated by this Agreement; and shall restrict its use to the purpose of this Agreement. The Receiving Party agree not to disclose the Confidential Information to anyone except to such of its employees, consultants or contacts contemplated by this Agreement whose duties justify the need to know such Confidential Information, who have a clear understanding of the obligations of this Agreement, and who, to the extent that they are employees or agents, are legally obligated to comply with the terms of this Agreement.

e.

Either Party shall retain the right to bind any Party introduced by the other Party to confidentiality in order to protect Confidential Information.

f.

Unless otherwise agreed, the Receiving Party shall be under no obligation of confidentiality with respect to any Confidential Information which tangible evidence clearly and convincingly shows:

i.

was available to the public at the time of disclosure;

ii.

after disclosure, became available to the public through no fault, unauthorized act or omission of the Receiving Party, provided that the obligation to hold the Confidential Information and/or Confidential Contacts in confidence shall cease only after the date on which such information has become available to the public;

iii.

was in the hands of the Receiving Party before it was received from the Disclosing Party;

iv.

was provided without restriction on disclosure by a Third Party who had the lawful right to make such disclosure;

v.

is required to be disclosed to a government agency or law enforcement authority, except that the Party upon which any government agency prevails for access to the Confidential Information, agrees to notify the other Party prior to such disclosure so that the Party may have an opportunity to challenge said request if it so desires;

g. The existence, Parties, and general terms of this Agreement, but not specific operational schedules, technical, detailed, or other Confidential Information, are hereby deemed not Confidential Information and may be disclosed by the Parties in the promotion of the Venture with the express consent of the other party which shall not be unreasonably withheld, their respective businesses as deemed desirable by the Parties, and their affiliates as may be deemed beneficial to their respective businesses; or as required by law.

11. Indemnification

a.

Obligation of BICB to Indemnify

BICB hereby agrees to indemnify, defend and hold harmless IUT from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys' fees and disbursements) (a "Loss") based upon, arising out of or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement of BICB contained in this Agreement, in any document or other writing delivered pursuant to this Agreement, for any claim against IUT as a result of any action or inaction by BICB in connection with the transactions contemplated by this Agreement.

b.

Obligation of IUT to Indemnify

IUT hereby agree to indemnify, defend and hold harmless BICB from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest,

penalties and reasonable attorneys' fees and disbursements) (a "Loss") based upon, arising out of or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement of IUT contained in this Agreement, in any document or other writing delivered pursuant to this Agreement, for any claim against BICB as a result of any action or inaction by IUT in connection with the transactions contemplated by this Agreement.

c.

Claims by Third Parties

Promptly after receipt by either party hereto (the "Indemnitee") of notice of any demand, claim or circumstances which, with the lapse of time, would give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss, the Indemnitee shall give notice thereof (the "Claims Notice") to the other party or parties (the "Indemnitor"). The Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary) of the Loss that has been or may be suffered by the Indemnitee.

d.

Opportunity to Defend

Indemnitor may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability. If the Indemnitor elects to compromise or defend such Asserted Liability, it shall within fifteen (15) days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnitor in the compromise of, or defense against, such Asserted Liability. The Indemnitee may participate at its own expense, in the defense of such Asserted Liability. If Indemnitor elects not to compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided, contests its obligations to indemnify under this Agreement, or at any time fails to pursue in good faith the resolution of any Asserted Liability, in the opinion of Indemnitee, then Indemnitee may, upon ten days' notice to Indemnitor pay, compromise or defend any such Asserted Liability. If the Indemnitor chooses to defend any claim, the Indemnitee shall make available to the Indemnitor any books, records or other documents within its control that are necessary or appropriate for such defense.

12. Notice

a. Prior to the Closing, and thereafter with respect to matters pertaining to this Agreement only, all notices and other communications provided for or permitted hereunder shall be made by hand delivery, first-class mail, facsimile, or overnight air courier guaranteeing next day delivery:

If to BICB at:

i.

With a copy to:

If to IUT at:

i. With a copy to:

b. All notices must be in writing. A notice may be delivered to a party at the address that follows a party's signature or to a new address that a party designates in writing. A notice may be delivered:

i.

in person;

ii.

by certified mail; or

iii.

by overnight courier.

13.

Applicable Law

This Agreement shall be governed by and construed under the laws of United States and the State of New Jersey, applicable to contracts executed or performed therein.

14.

Force Majeure

Neither party shall be liable for any loss, damage, including consequential damage, detention, delay or failure to perform in whole or in part resulting from causes beyond such party's reasonable control, and also including, but not limited to, fires, strikes, insurrections, riots, terrorist actions, embargoes, shortages or motor vehicles, delays in transportation, inability to obtain supplies of raw materials, or requirements or regulations of the United States or Austrian government or any other civil or military authority.

15. Disputes

a.

In the event a dispute arises out of or in connection with this Agreement, the Parties will attempt to resolve the dispute through friendly consultation.

b.

If the dispute is not resolved within a reasonable period then any and all outstanding issues may be submitted to mediation with a the American Arbitration Association (the "AAA"), or any third party mediator, mutually agreed upon, in writing, and in accordance with the mediation rules of the AAA. Both Parties shall make every effort to minimize the cost of mediation, and the complaining Party shall request web conference mediation or virtual, cyber and/or otherwise telecommunicated alternative dispute resolution from the AAA or any third party mediator, mutually agreed upon, in writing.

c.

If mediation is not successful in resolving the entire dispute or is unavailable, any outstanding issues will be submitted to final and binding arbitration in accordance with the laws of the United States of America and the state of New Jersey related to all service and cooperation matters. The Parties agree to submit to the rules of the AAA. The Parties agree that the forum shall be

County
and that this Agreement and all matters herein shall be controlled by the laws as of the United States of America, the state of New Jersey and the Rules of Arbitration governing the AAA. The arbitrator's award will be final, and judgment may be entered upon it by any court having jurisdiction in accordance with the Convention on the Recognition and Enforcement of Foreign Arbitral Awards (New York, 1958).

16. Attorneys Fees

In case of a dispute, the prevailing party shall be entitled to reasonable attorney's fees and costs including but not limited to appellate costs.

17. Entire Agreement; Amendment

This Agreement constitutes the entire agreement between IUT and BICB with regard to its subject matter, and no prior, simultaneous or collateral promises or representations not expressly contained herein shall be of any force or effect. This Agreement may be amended only by a writing signed by both parties and their respective representatives.

18. No Implied Waivers

The failure of either party at any time to require performance by the other party of any provision hereof shall not affect in any way the right to require such performance at any later time nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of such provision.

19. Severability

If any provision of the Agreement is determined to be invalid or unenforceable, the provision shall be deemed to be severable from the remainder of the Agreement and shall not cause the invalidity or unenforceability of the remainder of the Agreement.

20. Miscellaneous

a.

The Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

b.

The English language shall govern this Agreement's validity, interpretation, performance and construction, notwithstanding any translation of this Agreement into any other language.

c.

Section headings in this Agreement are solely for convenience and shall not be considered in its interpretation.

Le_

THIS SPACE LEFT INTENTIONALLY BLANK SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, IUT and BIBC have executed this Agreement through their respective duly authorized officers as of the date first above written.

IUT Medical GmbH

BioCube, Inc.

By:

By:

[Name] ?far

0_,60

[Name]

[Title]

'

[Title]

IISTMedicalGmbH

'OmerstraBe 7B 12489 Berlin

Endnotes

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